EXHIBIT 99.1

Investor Relations Contact: David Humphrey
Title: Vice President — Investor Relations
Phone: 479-785-6200
Email: dhumphrey@arcb.com

ArcBest® Declares an $0.08/Share Quarterly Dividend

FORT SMITH, Arkansas, May 1, 2018 — The Board of Directors of ArcBest® (Nasdaq: ARCB) has declared a quarterly cash dividend of eight cents ($0.08) per share to holders of record of its Common Stock, $0.01 par value, on May 15, 2018, payable on May 29, 2018.

ABOUT ARCBEST

ArcBest® (Nasdaq: ARCB) is a logistics company with creative problem solvers who have The Skill and the Will® to deliver integrated logistics solutions. At ArcBest, We’ll Find a Way to deliver knowledge, expertise and a can-do attitude with every shipment and supply chain solution, household move or vehicle repair. For more information, visit arcb.com.

###